                                                                     EXHIBIT 4.1

                               STOCK CERTIFICATE

Stock Certificate with a Certificate No., the Gart Sports Company logo and the number of shares with the following text:

                                                          CUSIP  366630  10  1

"This certifies that _______ is the record holder of _________ fully paid and nonassessable shares of the Common Stock, par value $.01 per share, of Gart Sports Company transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers."

Dated:

Countersigned and Registered:                                   Corporate Seal

AMERICAN SECURITIES TRANSFER, INC.


-------------------------------------
Authorized Signature

-------------------------------------      -------------------------------------
Secretary                                  Chairman of the Board, President

Back of Certificate: various abbreviations and the language:

"The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

For value received, ________ hereby sell, assign and transfer unto __________________ ________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated:
      --------------

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) guaranteed

By ______________________________ The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15."